Exhibit 99.01

Media Contact:

A&R Edelman

Reagan Crossley

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Investor Contact:

The Blueshirt Group

Jennifer Jarman

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Immersion Corporation Reports Fourth Quarter and Fiscal 2010 Results

Annual revenues from royalties and licenses grow 64% year-over-year

SAN JOSE, Calif., March 10, 2011 — Immersion Corporation (NASDAQ: IMMR), the leader in developing and licensing touch feedback technology (http://www.immersion.com/corporate/), today reported financial results for the fourth quarter and year ended December 31, 2010.

Total revenues for the fourth quarter of 2010 were $6.4 million, as compared to $6.9 million for the fourth quarter of 2009. Royalty and license revenues totaled $5.4 million for the fourth quarter of 2010, an increase of 35% over $4.0 million in the same period last year. Net loss for the fourth quarter of 2010 was $(2.3) million, or $(0.08) per share. This compares to net loss of $(4.3) million or $(0.15) per share, for the fourth quarter of 2009. Adjusted EBITDA, a non-GAAP financial measure defined below, for the fourth quarter of 2010 was $(144,000), an increase of $2.0 million over $(2.1) million in the fourth quarter of 2009.

Revenues for fiscal 2010 were $31.1 million, an increase of 12% compared to revenues of $27.7 million for fiscal 2009. Royalty and license revenue for fiscal 2010 totaled $23.3 million, an increase of 64% over $14.2 million for fiscal 2009. Net loss for the fiscal 2010 was $(5.9) million, or $(0.21) per share as compared to net loss of $(28.3) million, or $(1.01) per share, for fiscal 2009. Adjusted EBITDA for fiscal 2010 was $2.6 million, an increase of $19.4 million over $(16.8) million in fiscal 2009.

“Fiscal 2010 marked a significant inflection point for Immersion as the traction and focus within our technology licensing business enabled us to transition to a streamlined, high-margin model, with revenues from royalties and licenses growing 64% year-over-year,” said Immersion CEO Victor Viegas. “With our technology embedded in more than 200 million mobile phones, Immersion remains at the center of a tremendous opportunity. We are focused on delivering cutting-edge haptics and user experience solutions through a system-level approach and further building on our position as the leading enabler in the space. We are excited by the recent launch of our new MOTIV haptic development platform, which makes high performance haptic solutions more easily accessible to the broader mobile ecosystem, and believe we have the right strategy in place to pave the way for profitable growth.”

As of December 31, 2010, Immersion’s cash, cash equivalents, and short-term investments were $61.2 million, compared to $63.7 million as of December 30, 2009. While the Company has not made any stock repurchases within the past two years under its previously-authorized Stock Repurchase Program, Immersion’s Board of Directors intends to execute on the buyback program in fiscal 2011, under which the Company currently has $31.6 million remaining.

Business Outlook

Fiscal 2010 revenues include $3.7 million in sales of products related to the transition of certain medical product lines to CAE and $1.0 million in gaming revenues related to true ups, as previously disclosed. Excluding these items, Immersion’s revenue from ongoing business was $26.4 million for fiscal 2010. Based on Immersion’s current outlook, the Company expects revenues for fiscal 2011 to be in the range of $31 to $33 million. In addition, the Company expects to generate net income for the full year.

Corporate Highlights

Immersion recently:

•

Announced that Alps Electric Co., Ltd., a leading global components manufacturer, has extended and expanded its license to Immersion’s TouchSense™ haptics technology, extending the relationship through 2016 and broadening coverage to a diverse range of products within the automotive sector.

•

Executed a licensing agreement with Bayer MaterialScience AG (BMS), a haptics technology provider with its affiliate Artificial Muscle, Inc. (AMI). The agreement allows BMS to bundle an Immersion technology license with its actuator (including Bayfol Reflex™ products), providing a total haptics solution in products such as mobile phones and gaming devices.

•

Announced the MOTIV™ Development Platform, designed to automate haptic integration into the Android OS and mobile applications, allowing both OEMs and application developers to create differentiated and engaging user experiences with high quality tactile feedback.

•

Was awarded its 500th patent in its world-wide portfolio of over 1,000 granted and pending patents. Immersion’s most recent additions to its patent portfolio are directed at improving and broadening the control of haptic feedback for a variety of touch screen devices and enabling next generation haptic experiences for consumers.

•

Entered into a reseller agreement with Tastitalia, a premier supplier of high-tech user interfaces, headquartered in Italy. Tastitalia will integrate Immersion’s TouchSense 1000 and 2000 technology into its touch screen and display units under the Tasthaptic product name.

Conference Call Information

Immersion will host a conference call with company management on Thursday, March 10, 2011 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the fourth quarter and year ended December 31, 2010. To participate on the live call, analysts and investors should dial +1 877-941-4775 at least ten minutes prior to the start of the call. A replay of the call will be available until 11:59 p.m. Pacific time on March 16, 2011 by dialing +1 800-406-7325 and entering the passcode 4408852#. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.

About Immersion (www.immersion.com)

Founded in 1993, Immersion (NASDAQ:IMMR) is the leading innovator in haptics technology; the company’s touch feedback solutions deliver a more compelling sense of the digital world. Using Immersion’s high-fidelity haptic systems, partners can transform user experiences with unique and customizable touch feedback effects; excite the senses in games, videos and music; restore “mechanical” feel by providing intuitive and unmistakable confirmation; improve safety by overcoming distractions while driving or performing a medical procedure; and expand usability when audio and visual feedback are ineffective. Immersion’s TouchSense technology provides haptics in mobile phone, automotive, gaming, medical and consumer electronics products from world-class companies. With over 1,000 issued or pending patents in the U.S. and other countries, Immersion helps bring the digital universe to life.

Use of Non-GAAP Financial Measures

Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measure. Immersion discloses this non-GAAP information because it is useful in understanding the company’s performance as it excludes non-cash and other special charges that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.

Adjusted EBITDA refers to a financial measure that Immersion defines as Earnings before Interest, Taxes, Depreciation and Amortization less Share Based compensation and other non-recurring items such as internal investigation and restatement costs, restructuring costs and discontinued operations. In 2009, Adjusted EBITDA also excluded change in fair value of warranty liability. The Non-GAAP reconciliation is included in the table below.

Forward-looking Statements

This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, statements regarding future financial results and future market growth.

Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; a delay in or failure to achieve the acceptance of force feedback as a critical user experience; unexpected difficulties in transitioning to a pure IP licensing model; the commercial success of applications or devices into which Immersion’s technology is licensed; potentially lengthy sales cycles and design processes; adverse outcomes in any future intellectual property-related litigation and the costs related thereto; unanticipated difficulties and challenges encountered in development efforts; potential restructuring charges; failure to retain key personnel; potential and actual claims and proceedings, including stockholder litigation and action by the SEC or other governmental agencies; and negative tax or other implications for Immersion resulting from accounting adjustments; competition; the impact of global economic conditions and other factors. Many of these risks and uncertainties are beyond the control of Immersion.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2009 and its most recent Quarterly Report on Form 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.

Immersion, the Immersion logo and TouchSense are trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.

(IMMR – C)

###

Immersion Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2010 Unaudited	December 31, 2009 (1)
ASSETS
Cash and cash equivalents	$12,243	$19,828
Short-term investments	48,961	43,900
Accounts receivable, net	815	2,988
Inventories	406	2,001
Deferred income taxes	342	248
Prepaid expenses and other current assets	3,821	4,474

Total current assets	66,588	73,439
Property and equipment, net	1,931	3,498
Intangibles and other assets, net	12,356	10,897

TOTAL ASSETS	$80,875	$87,834

LIABILITIES
Accounts payable	$393	$1,382
Accrued compensation	3,507	1,387
Other current liabilities	1,488	3,087
Deferred revenue and customer advances	4,429	6,578

Total current liabilities	9,817	12,434
Long-term deferred revenue	16,494	18,851
Deferred income tax liabilities	342	248
Other long-term liabilities	538	560

TOTAL LIABILITIES	27,191	32,093

STOCKHOLDERS’ EQUITY	53,684	55,741

TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$80,875	$87,834

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)	(1)
Revenues:
Royalty and license	$5,402	$4,000	$23,250	$14,202
Product sales	768	2,406	6,803	11,924
Development contracts and other	223	538	1,071	1,599

Total revenues	6,393	6,944	31,124	27,725

Costs and expenses:
Cost of product sales (exclusive of amortization of intangibles shown separately below)	314	1,433	2,901	8,289
Sales and marketing	1,956	2,371	8,033	13,324
Research and development	2,265	2,462	8,738	12,493
General and administrative	3,235	5,821	15,043	21,719
Amortization and impairment of intangibles	587	212	1,237	894
Restructuring costs	—	(70)	—	1,462

Total costs and expenses	8,357	12,229	35,952	58,181

Operating loss	(1,964)	(5,285)	(4,828)	(30,456)
Interest and other income	60	128	272	1,290

Loss from continuing operations before provision for income taxes	(1,904)	(5,157)	(4,556)	(29,166)
Benefit/(provision) for income taxes	(403)	887	(1,501)	310

Loss from continuing operations	(2,307)	(4,270)	(6,057)	(28,856)

Discontinued operations:
Gain on sales from discontinued operations	(13)	30	129	237
Gain (loss) from discontinued operations	—	(44)	1	340

Net loss	$(2,320)	$(4,284)	$(5,927)	$(28,279)

Basic and diluted net loss per share:
Continuing operations	$(0.08)	$(0.15)	$(0.22)	$(1.03)
Discontinued operations	—	—	0.01	0.02

Total	$(0.08)	$(0.15)	$(0.21)	$(1.01)

Shares used in calculating basic and diluted net loss per share	28,190	28,000	28,113	27,973

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation

Reconciliation of GAAP Net Income to Adjusted EBITDA

(In thousands, except per share amounts)

(Unaudited)

	Three Months		Twelve Months
	Ended December 31,		Ended December 31,
	2010	2009	2010	2009
GAAP Net Loss	$(2,320)	$(4,284)	$(5,927)	$(28,279)

Interest and other income	(60)	(101)	(272)	(773)
Change in fair value of warrant liability	—	(27)	—	(517)
Provision for income taxes	403	(887)	1,501	(310)
Depreciation and amortization	253	355	1,095	1,563
Amortization and impairment of intangibles	587	212	1,237	894
Stock-based compensation	979	776	3,409	4,524
Restatement costs	1	1,872	1,676	5,221
Restructuring costs and sale of business	—	(70)	41	1,462
Discontinued operations	13	14	(130)	(577)

Total adjustments	2,176	2,144	8,557	11,487

Adjusted EBITDA	$(144)	$(2,140)	$2,630	$(16,792)